UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 31, 2016 (May 27, 2016)

DGSE COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11048	88-0097334

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15850 Dallas Parkway, Suite 140
Dallas, Texas 75248
(Address of Principal Executive Offices) (Zip Code)

(972) 587-4049
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 27, 2016, DGSE Companies, Inc. (“DGSE”) received a letter from NYSE MKT LLC (the “MKT”) stating that the MKT has accepted DGSE’s compliance plan (the “Plan”) and granted DGSE an extension until October 12, 2017 to regain compliance with Section 1003(a)(ii) of the NYSE MKT Company Guide (the “Company Guide”).  DGSE will be subject to periodic review by the MKT during the compliance plan period.  Failure to make progress consistent with the Plan or to regain compliance with the continued listing standards of the Company Guide by the end of the extension period could result in DGSE being delisted from the MKT.

As previously reported, DGSE received a notice on April 12, 2016 from the MKT stating that DGSE is not in compliance with the MKT’s continued listing standards of the Company Guide.  Specifically, Section 1003(a)(ii) of the Company Guide provides that the MKT will consider delisting an issuer if the issuer has stockholders’ equity of less than $4,000,000 if such issuer has sustained losses from continuing operations and/or net losses in three of its four most recent fiscal years.  The notice provided that DGSE is below compliance with Section 1003(a)(ii) since it reported stockholders’ equity of $3.87 million as of December 31, 2015 and net losses in three of its four most recent fiscal years ended December 31, 2015.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit
Number	Description of Exhibit

99.1	Press Release, dated May 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DGSE COMPANIES, INC. (Registrant)

Date: May 31, 2016	By:	/s/ MATTHEW M. PEAKES
Matthew M. Peakes
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit
Number              Description of Exhibit

99.1                     Press Release, dated May 31, 2016.